UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 10, 2011

Qingdao Footwear, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53075	16-1591157
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Qingdao Hongguan Shoes Co., Ltd.

269 First Huashan Road

Jimo City, Qingdao

Shandong, PRC

 (Address of principal executive offices)

Telephone – 86-0532-8659 5999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.01   CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)           Dismissal of independent registered public accounting firm

On February 10, 2011, the Board of Directors of Qingdao Footwear, Inc., a Delaware corporation (the “Company”), dismissed Malone Bailey, LLP (“Malone Bailey”), as the Company’s independent registered public accounting firm.

The report of Malone Bailey on the Company’s financial statements as of and for the years ended December 31, 2009 and 2010 contained no adverse opinion or disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope, or accounting principle.

During the recent fiscal years ending December 31, 2010 and 2009 and through the date of this Current Report, there have been no (i) disagreements with Malone Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Malone and Bailey’s satisfaction, would have caused Malone Bailey to make reference to the subject matter of the disagreement(s) in connection with its reports; or (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Malone Bailey with a copy of the above disclosures and requested that Malone Bailey furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of Malone Bailey’s letter, dated March 4, 2011 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)           New independent registered public accounting firm

On February 10, 2011, the Board of Directors of Company approved the engagement of Sherb & Co., LLP (“Sherb”), as the Company’s new independent registered public accounting firm.

During the recent fiscal years ending December 31, 2010 and 2009, and through the date of this Current Report, the Company has not consulted Sherb regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv)) or a reportable event (as defined in Item 304(a)(1)(v)).

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

Exhibit No.	Description
16.1	Letter of Malone Bailey, LLP, dated March 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 4, 2011

Qingdao Footwear, Inc.
(Registrant)

/s/ Tao Wang
*Signature

Chief Executive Officer
Title